UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MCBC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 Cherokee Cove Drive

Vonore, Tennessee 37855

SUPPLEMENT TO PROXY STATEMENT FOR THE

2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, OCTOBER 25, 2016

This proxy statement supplement, dated October 6, 2016 (this “Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of the Board of Directors of MCBC Holdings, Inc. filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2016 and relating to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Knoxville Airport at 2001 Alcoa Highway, Alcoa, Tennessee 37701, at 8:00 a.m., Eastern time, on Tuesday, October 25, 2016.

Controlled Company

The purpose of this Supplement is to provide additional information with respect to our status as a “controlled company” under Nasdaq corporate governance standards. On September 20, 2016, private investment funds managed by Wayzata Investment Partners LLC (which we refer to collectively as “Wayzata”) sold 4,600,000 shares of our common stock in a registered secondary offering. Wayzata remains the company’s largest stockholder; however, following this sale, MCBC Holdings, Inc. is no longer a controlled company, and we have taken appropriate measures to ensure the independence of our Board of Directors and committees required for a non-controlled company. In particular, we have already achieved a fully independent Audit Committee and will achieve a majority independent Board of Directors and fully independent Compensation and Nominating and Corporate Governance committees within the periods required by Nasdaq rules.

Additional Information

Stockholders who have already submitted proxies for the Annual Meeting may revoke them, or if they wish to change their vote they may do so by (i) voting again over the Internet or via telephone, if available, prior to 11:59 p.m., Eastern time, on October 24, 2016, (ii) signing another proxy with a later date and sending it so that it is received by our Corporate Secretary prior to October 24, 2016, or (iii) attending and voting at the Annual Meeting in person. Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement.

Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available for viewing at the website maintained for the Annual Meeting at www.voteproxy.com (as well as on the Investors section of our website at www.mastercraft.com by clicking on the Investors link, followed by the Financials link). We will furnish a copy of this Supplement to any stockholder by mail upon request. All requests should be made in writing and directed to our Corporate Secretary at 100 Cherokee Cove Drive, Vonore, Tennessee 37855.